UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017 (March 1, 2017)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
300 First Stamford Place 5th Floor Stamford, CT 06902 (Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          Material Compensatory Contract

On March 1, 2017, Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”), granted 237,500 restricted shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to Gary Vogel, the Company’s Chief Executive Officer, which restricted shares vest in three substantially equal installments on each of the following dates: (i) March 1, 2018, (ii) March 1, 2019 and (iii) March 1, 2020, subject to Mr. Vogel’s continued employment with the Company or its affiliate on the applicable vesting date. In the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, his restricted shares will vest as if he remained employed with the Company for an additional year beyond the date of such termination, as detailed in the Restricted Stock Award Agreement, dated March 1, 2017, by and between the Company and Mr. Vogel (the “RSA”).

In addition, the Company granted options to purchase 237,500 shares of Common Stock to Mr. Vogel at an exercise price per share, which will be equal to the average closing price per share of Common Stock, as quoted on the Nasdaq Global Select Market for the ten trading days immediately preceding March 15, 2017. The options have a five year term and vest in four substantially equal installments on each of the following dates: (i) March 1, 2018, (ii) March 1, 2019, (iii) March 1, 2020 and (iv) March 1, 2021, subject to Mr. Vogel’s continued employment with the Company or its affiliate on the applicable vesting date. In the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, his options will vest as if he remained employed with the Company for an additional year beyond the date of such termination, as detailed in the Option Award Agreement, dated March 1, 2017, by and between the Company and Mr. Vogel (the “Option Award Agreement”). The restricted shares of Common Stock and options issued to Mr. Vogel described above were granted pursuant to the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan, the RSA and the Option Award Agreement, as applicable.

The foregoing does not purport to be a complete description of the RSA and the Option Award Agreement, and is qualified in its entirety to the forms of the RSA and the Option Award Agreement filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement under the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan.
10.2	Form of Option Award Agreement under the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: March 7, 2017	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement under the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan.
10.2	Form of Option Award Agreement under the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan.